Section 906 Certification

I, Murray Stahl, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 8, 2024

/s/ Murray Stahl

Murray Stahl

Chief Executive Officer,
Principal Executive Officer and
Chief Executive Officer